Exhibit 4.4
          FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 25, 2007, among CHS/COMMUNITY HEALTH SYSTEMS, INC., a Delaware corporation (the “Issuer”), each of the parties identified as a Triad Guarantor on the schedules to the signature pages hereto (each, a “Triad Guarantor” and collectively, the “Triad Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, as Trustee under the Indenture (the “Trustee”).
W I T N E S S E T H:
          WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of July 25, 2007, providing for the issuance of the 8 7/8% Senior Notes due 2015 (the “Securities”);
          WHEREAS, each of the undersigned Triad Guarantors has deemed it advisable and in its best interest to execute and deliver this Supplemental Indenture, and to become a Triad Guarantor under the Indenture; and
          WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee, the Issuer and the Triad Guarantors are authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Triad Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
          SECTION 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.
          SECTION 2. Guaranties. Each Triad Guarantor hereby agrees to guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture as a Subsidiary Guarantor.
          SECTION 3. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          SECTION 5. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          SECTION 6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          SECTION 7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction of this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of this 25th day of July, 2007.

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ W. Larry Cash

Name:	W. Larry Cash
Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Wally Jones

Name: Title:	Wally Jones Assistant Vice President
Supplemental Indenture - 8 7/8% Senior Notes due 2015

QHG of Enterprise, Inc.
QHG of Jacksonville, Inc.
QHG of Springdale, Inc.
Triad-El Dorado, Inc.
Abilene Hospital, LLC
Abilene Merger, LLC
Arizona DH, LLC
ARMC, LP
Birmingham Holdings, LLC
Bluffton Health System, LLC
Brownwood Hospital, L.P.
Brownwood Medical Center, LLC
Carlsbad Medical Center, LLC
Claremore Regional Hospital, LLC
Clarksville Holdings, LLC
College Station Hospital, L.P.
College Station Medical Center, LLC
College Station Merger, LLC
CP Hospital GP, LLC
CPLP, LLC
Crestwood Hospital LP, LLC
Crestwood Hospital, LLC
CSMC, LLC
CSRA Holdings, LLC
Deaconess Holdings, LLC
Deaconess Hospital Holdings, LLC
Desert Hospital Holdings, LLC
Detar Hospital, LLC
Dukes Health System, LLC
Gadsden Regional Medical Center, LLC
Greenbrier VMC, LLC
GRMC Holdings, LLC
Hobbs Medco, LLC
Las Cruces Medical Center, LLC
Lea Regional Hospital, LLC
Longview Merger, LLC
LRH, LLC
Lutheran Health Network of Indiana, LLC
Massillon Health System, LLC
Medical Center of Brownwood, LLC

By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President, Finance and Treasurer

[SIGNATURE PAGES CONTINUED]
Supplemental Indenture - 8 7/8% Senior Notes due 2015

MMC of Nevada, LLC
Navarro Hospital, L.P.
Navarro Regional, LLC
NRH, LLC
Oregon Healthcorp, LLC
Palmer-Wasilla Health System, LLC
Quorum Health Resources, LLC
Regional Hospital of Longview, LLC
Russellville Holdings, LLC
SACMC, LLC
San Angelo Community Medical Center, LLC
San Angelo Hospital, L.P.
San Angelo Medical, LLC
Southern Texas Medical Center, LLC
St. Joseph Health System, LLC
Tennyson Holdings, Inc.
Triad Holdings III, LLC
Triad Holdings IV, LLC
Triad Holdings V, LLC
Triad Healthcare Corporation
Triad of Alabama, LLC
Triad of Oregon, LLC
Triad-ARMC, LLC
Triad-Denton Hospital GP, LLC
Triad-Denton Hospital, L.P.
Triad-Navarro Regional Hospital Subsidiary, LLC
VHC Medical, LLC
Vicksburg Healthcare, LLC
Victoria Hospital, LLC
Victoria of Texas, L.P.
WHMC, LLC
Willamette Valley Medical Center, LLC
Women & Children’s Hospital, LLC
Woodland Heights Medical Center, LLC
Woodward Health System, LLC
QHG Georgia Holdings, Inc.
QHG Georgia, L.P.
Frankfort Health Partner, Inc.
IOM Health System, L.P.
QHG of Bluffton, Inc.
QHG of Clinton County, Inc.
QHG of Fort Wayne, Inc.

By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President, Finance and Treasurer

[SIGNATURE PAGES CONTINUED]
Supplemental Indenture - 8 7/8% Senior Notes due 2015

QHG of Warsaw, Inc.
QHG of Forrest County, Inc.
QHG of Hattiesburg, Inc.
QHG of Massillon, Inc.
SouthCrest, L.L.C.
River Region Medical Corporation
NC-DSH, Inc.
QHG of Barberton, Inc.
Triad-South Tulsa Hospital Company, Inc.
QHG of South Carolina, Inc.
QHG of Spartanburg, Inc.

By:	/s/ James W. Doucette
	Name:	James W. Doucette
	Title:	Vice President, Finance and Treasurer

Supplemental Indenture - 8 7/8% Senior Notes due 2015